HENJES, CONNER & WILLIAMS, P.C.
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CERTIFIED PUBLIC ACCOUNTANTS

							800 Frances Building
							505 Fifth Street
							PO Box 1528
							Sioux City, Iowa 51102
							PH. (712) 277-3931
                                                            (800) 274-3931
							FAX (712) 233-3431


May 27, 2009


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:  Cycle Country Accessories, Corp.

We have read the statements made by Cycle Country Accessories, Corp., which we understand will be filed with the Securities and Exchange Commission pursuant to
Item 4.01 of Form 8-K, as part of the Form 8-K of Cycle Country Accessories, Corp. dated May 27, 2009.

We agree with the statements concerning our Firm pertaining to the Item 4.01 disclosure in such form 8-K


					/s/ Henjes, Conner & Williams, P.C.
                                        -----------------------------------
					Certified Public Accountants
					Sioux City, Iowa